UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew Fisch

On February 1, 2023, AEye, Inc. (the “Company”) announced that Matthew Fisch, age 54, has been appointed as the Company’s Chief Executive Officer (the “CEO”) and a member of the Company’s Board of Directors (the “Board”), effective as of February 13, 2023.

Mr. Fisch was most recently Senior Vice President & Chief Technology Officer at Gentherm Incorporated, a developer of thermal management technologies for the automotive and other industries, from April 2020 until February 2023. Prior to Gentherm, Mr. Fisch was employed by North American Bancard, a payments technology company, where he served as Executive Vice President & Chief Technology Officer of Hospitality Services from October 2019 until April 2020. Prior to joining North American Bancard, Mr. Fisch worked at Verifone Systems, Inc., a global leader in payments and commerce solutions, where he served as the Executive Vice President of Global R&D from August 2018 to October 2019, and Senior Vice President of Global Engineering from May 2016 to August 2018. At Verifone, Mr. Fisch led research and development for all product lines, including hardware application and cloud software services. Prior to Verifone, he was the Vice President of R&D for Harman International Industries, Inc.’s lifestyle division from 2014 to 2016, where he led the global R&D organization that was responsible for developing Harman’s car audio business for North America, Europe, China, Japan, and Korea. Prior to joining Harman, Mr. Fisch had a 22-year career at Intel Corporation where he held positions of increasing responsibility in engineering. Mr. Fisch holds a Master of Engineering in Computer Engineering, and a Bachelor of Science in Electrical Engineering, both from Cornell University.

In connection with his appointment as CEO, Mr. Fisch accepted a written offer letter on January 20, 2023, pursuant to which Mr. Fisch will receive an annual base salary of $500,000, an annual bonus target of 100% of his annual base salary, the achievement of which will be based on goals set by the Board, and a one-time sign-on bonus of $500,000 to assist with relocation expenses and to partially offset the loss of certain near-term compensatory elements Mr. Fisch reasonably expected to receive from his current employer. In addition, Mr. Fisch will receive an incentive award of 5,000,000 service-based restricted stock units and 2,000,000 performance-based restricted stock units (collectively, the “RSUs”). The service-based RSUs will vest as follows: 500,000 on March 15, 2023, 1,125,000 on February 15, 2024 and then in equal quarterly installments over the next twelve (12) calendar quarters on the 15th day of the second month of each calendar quarter. The performance-based RSUs will vest quarterly over six (6) calendar quarters on the 15th day of the second month of each calendar quarter following the satisfaction of the Performance Condition (defined below). The Performance Condition will be satisfied if the closing price of the Company’s common stock, as reported by NASDAQ (or other recognized national exchange on which the Company’s common stock is then traded), meets or exceeds $1.20 per share (adjusted for any stock splits or other corporate actions) for any ten (10) consecutive trading days prior to March 1, 2024 (the “Performance Condition”). If the Performance Condition is not satisfied, the performance-based RSUs will be forfeited. Mr. Fisch will also become party to the Company’s Change in Control Severance Agreement and Indemnification Agreement, the forms of which have been previously disclosed by the Company, as well as be eligible to participate in all other benefit programs generally offered to all other employees of the Company.

The description of Mr. Fisch’s offer letter in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Fisch and any other person pursuant to which Mr. Fisch was to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Fisch and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Fisch is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

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Resignation of Blair LaCorte

On January 27, 2023, Blair LaCorte, the Company’s current CEO, provided written notice to the Board of his intention to accelerate the effective date of his resignation as the CEO to February 13, 2023 from February 28, 2023, which was previously disclosed in the Company’s Current Report on Form 8-K filed on December 13, 2022. Mr. LaCorte also provided written notice of his intention to resign as a member of the Board effective as of February 13, 2023. Neither of Mr. LaCorte’s resignations were due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. LaCorte is expected to remain as an employee of the Company to assist the Company’s transition to the new CEO, in the role of Senior Advisor, through March 1, 2023, at which time Mr. LaCorte’s employment relationship with the Company is expected to end. Following March 1, 2023, Mr. LaCorte is expected to join the Company’s Advisory Board.

In exchange for entering into the Company’s standard separation agreement, upon the effectiveness of such agreement, the Company has agreed to: (i) provide to Mr. LaCorte a one-time payment of $50,000 and (ii) pay, on behalf of Mr. LaCorte, his COBRA premium payments through December 31, 2023. The Company has also agreed to accelerate and vest, as of March 1, 2023, 252,000 RSUs, which were scheduled to vest equally on May 15, 2023 and August 15, 2023, from the grant made to Mr. LaCorte on January 10, 2023, and 23,985 RSUs, which were scheduled to vest on March 15, 2023, from the grant made to Mr. LaCorte on October 9, 2021.

Item 7.01	Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release announcing the appointment of Matthew Fisch to the role of CEO and the Board effective February 13, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d)       Exhibits.

Exhibit Number Description

10.1	Offer Letter by and between the Company and Matthew Fisch, dated January 20, 2023.

99.1	Press Release dated February 1, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: February 1, 2023
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary